CALLISTER NEBEKER
                                  & McCULLOUGH
                           A PROFESSIONAL CORPORATION
                                ATTORNEYS AT LAW

                          GATEWAY TOWER EAST SUITE 900
                              10 EAST SOUTH TEMPLE
                           SALT LAKE CITY, UTAH 84133
                             TELEPHONE 801-530-7300
                                FAX 801-364-9127


                                 October 7, 1999


Covol Technologies, Inc.
3280 North Frontage Road
Lehi, Utah 84043

         Re:      Registration Statement on Form S-3 of Covol Technologies, Inc.

Ladies and Gentlemen:

         We have acted as counsel to Covol Technologies, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 of the Company, SEC File No. 333-67371 filed on November 16, 1998, as amended pursuant to Amendment No. 3, to which this opinion is attached as
Exhibit 5.1 (the "Registration Statement"), with the Securities and Exchange Commission (the "Commission"). The Registration Statement relates to 5,149,358 shares (the "Shares") of common stock of the Company, par value $.001 per share (the "Common Stock") including (i) 2,449,913 shares of Common Stock currently issued and outstanding and owned by certain persons listed in the Registration Statement as selling stockholders (the "Selling Stockholders"), (ii) 2,129,291 shares of Common Stock issuable to certain of the Selling Stockholders by the Company upon exercise of Common Stock purchase warrants and options for purchase of Common Stock (collectively "Warrants") issued by the Company, (iii) 428,571 shares of Common Stock issuable by the Company to certain of the Selling Stockholders upon conversion of the Company's Series A 6% Convertible Preferred Stock ("Series A Preferred"), (iv) 14,310 shares of Common Stock issuable by the Company to certain of the Selling Stockholders upon conversion of the Company's Series B Convertible Preferred Stock ("Series B Preferred"), and (v) 127,273 shares of Common Stock issuable by the Company to certain of the Selling Stockholders upon conversion of the Company's Series C 7% Convertible Preferred Stock ("Series C Preferred"), to be offered for sale by the Selling Stockholders of the Company as described in the prospectus included in the Registration Statement.

         This opinion is an exhibit to the Registration Statement, and is being furnished to you in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "1933 Act").

         In that capacity, we have reviewed the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of other documents, corporate records, certificates and other instruments as we have deemed necessary or appropriate for purposes of this opinion.

         In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such documents. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity, binding effect and enforceability thereof. As to any facts material to the opinions expressed herein, we have, to the extent we deemed appropriate, relied upon statements and representations of officers and other representatives of the Company and others.

         Our opinions expressed herein are limited to the corporate law of the State of Delaware, and we do not express any opinion herein concerning any other law.

         Based upon and subject to the foregoing, and to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that (i) the shares of Common Stock currently outstanding and owned by certain of the Selling Stockholders and being registered on the Registration Statement have been duly authorized and legally issued, and are fully paid and non-assessable, (ii) the shares of Common Stock being registered on the Registration Statement to be issued by the Company to certain of the Selling Stockholders upon exercise of the Warrants have been duly authorized and, when sold to the Selling Stockholders and paid for in the manner provided in the Registration Statement and the various agreements and instruments governing the Warrants of the Selling Stockholders and the Company, will be legally issued, fully paid and non-assessable, (iii) the shares of Common Stock being registered on the Registration Statement to be issued by the Company to certain Selling Stockholders upon conversion of the Series A Preferred, the Series B Preferred, and the Series C Preferred have been authorized and, when issued to the Selling Stockholders upon conversion of the Series A Preferred, the Series B Preferred, or the Series C Preferred, will be legally issued, fully paid and non-assessable.

         In rendering this opinion, we have assumed that

                  (i) the certificates representing the Shares will conform to the form of specimen examined by us and such certificates will be duly executed and delivered by the Company;

                  (ii)  the   consideration   for  Shares  as  provided  in  the
         applicable resolutions of the Board of Directors of the Company has been actually received by the Company as provided therein.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission promulgated thereunder.

                                                Very truly yours,

                                               /s/CALLISTER NEBEKER & McCULLOUGH